UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 3, 2010
GeoEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
21700 Atlantic Blvd.
Dulles, Virginia 20166
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (703) 480-7500
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The annual meeting of the shareholders of GeoEye, Inc. (the “Company”) was held on June 3, 2010. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting, which describe in detail each of the three proposals submitted to shareholders at the meeting. The final results for the votes regarding each proposal are set forth below.
Proposal 1: Election of Directors
The nine nominees for the Board of Directors were elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualify. The tabulation of votes is set forth below:

			Abstentions
			and Broker
Nominee	For	Withheld	Non-Votes
Lt. General James Abrahamson, USAF (Ret)	10,545,949	8,099,852	1,665,873
Joseph M. Ahearn	10,553,459	8,092,342	1,665,873
Martin C. Faga	18,227,125	418,676	1,665,873
Michael F. Horn, Sr.	15,842,258	2,803,543	1,665,873
Lawrence A. Hough	18,619,292	26,509	1,665,873
Roberta E. Lenczowski	18,615,298	30,503	1,665,873
Matthew M. O’Connell	12,745,416	5,900,385	1,665,873
James M. Simon, Jr.	18,227,525	418,276	1,665,873
William W. Sprague	9,546,683	9,099,118	1,665,873

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified as set forth below:

		Abstentions and
For	Against	Broker Non-Votes
19,642,911	646,554	22,209
Proposal 3: Approval of the Company’s 2010 Omnibus Incentive Plan
The approval of the Company’s 2010 Omnibus Incentive Plan was ratified as set forth below:

			Broker Non-
For	Against	Abstentions	Votes
17,312,099	1,318,702	15,000	1,665,873

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOEYE, INC.
Date: June 7, 2010	By:	/s/ Joseph F. Greeves
Joseph F. Greeves
Executive Vice President and Chief Financial Officer